Exhibit 10.4

ADDENDUM N°3

TO THE

“ETAME MARIN N°G4-160”

EXPLORATION

AND

PRODUCTION SHARING

CONTRAT

ADDENDUM N°3

TO THE “ETAME N°G4-160”

EXPLORATION AND PRODUCTION SHARING CONTRACT

BETWEEN

THE GABONESE STATE, represented by Mister Julien NKOGHE BEKALE, Minister of the state, Minister for Mines, Oil, and Hydrocarbons,

On one hand,

AND

VAALCO GABON (ETAME) Inc., a company created according to the law in force in the state of Delaware in United States of America, having their headquarter in Houston, Texas, 77027, United States of America, 4600 Post Oak Place, Suite 309, represented by Mister Russell SCHEIRMAN, President having full authority on the above,

On the other hand,

The Gabonese State and Vaalco Gabon (Etame),Inc. are collectively or individually hereafter named “Parties” or “Party”.

HAVING BEFOREHAND STATED THAT:

•	the State is owner of the natural resources from the ground and the under ground of its territory, the nautical zones under its sovereignty or belonging to its exclusive economic zone;
•	THE GABONESE STATE and VAALCO GABON (ETAME).Inc. have signed on July7,1995, an Exploration and Production Sharing Contract (CEPP) « Etame Marin n°G4-160 »;
•

By Decree n°0001513/PR/MMEP/DGEEH of December 12, 1995, an Exclusive Autorization of Exploration valid for the gaseous and liquid hydrocarbons named «Etame Marin n °G4-160» was established and the concerned exploration and Production Sharing Contract (CEPP) here mentioned was approved.

•

By Decree n°00043/MMEPRH of July 17, 2001, the company VAALCO GABON (ETAME), Inc. was established and granted, according to the article 16.4 of the « Etame Marin n°G4-160 » CEPP, an Exclusive Authorization of Exploitation valid for gaseous and liquid hydrocarbons named «ETAME MARIN n°G5-88 » ;

•	In the Addendum n°1 to the «ETAME MARIN n°G4-160» CEPP of July 7, 2001, two (2) additional periods of exploration were established.
•	In the addendum n°2 to the « ETAME MARIN n°G4-160» CEPP, of April 13, 2006, two additional periods of exploration were established and related work obligations were recorded.
•

By decree n°0000623/PR/MMEPRH of June 20, 2006, the company VAALCO GABON (ETAME), Inc. was instituted and allotted, in accordance with the stipulations of Article 16.4 of the «ETAME MARIN n°G4-160» CEPP, an Exclusive Authorization of Exploitation valid for liquid and gas hydrocarbons called “EBOURI” n° G5-98”;

•

The Company VAALCO GABON (ETAME),Inc. presented, in October 5, 2009, a request for modification of the contractual stipulations relating to the duration of the sixth (6th) period of exploration of the « ETAME MARIN n°G4-160» CEPP in order to allow them carry out additional work obligations on the entire Delimited Zone;

•

The Parties have consequently agreed to bring through the present addendum the necessary modifications to «Etame Marin n°G4-160» CEPP so that the duration of the sixth (6th) exploration period and its related works are re-transcribed into the rights and obligations of the Contractor.

THE FOLLOWING HAS BEEN DECIDED AND AGREED:

•	Article 1 :

Article 2 of the Addendum n°2 to the Exploration and Production Sharing Contract «Etame Marin n°G4-160» (CEPP) is modified and from now on read as follows:

If the contractor, during the fifth (5th) period, extended if necessary, pursuant to the Article 1 of the Addendum n°2, satisfied his obligations, resulting from the Contract, particularly on the work engagements defined in Article 5 of the aforementioned Addendum, the Exclusive Authorization of Exploration is, at his request, renewed for a sixth (6th) Contractual period of three (3) Years throughout the entire Delimited Zone.

The sixth (6th) period can, also, be extended for three (3) months maximum for the same reasons and under the same conditions as those indicated in Article 1st of the Addendum n°2.

The contractor must present his request for renewal of the sixth (6th) period at least thirty (30) days before the expiry of the fifth (5th).

If the contractor has been granted the extension envisaged in the Article 1 of the Addendum n°2, the thirty (30) days period referred to above is accountable as from the end of this extension, in order to allow him examine and evaluate the work’s results and to judge if there is necessity in having to present a request for renewal.

The renewal is granted by Decree of the Minister in charge of Hydrocarbons.

•	Article 2 :

During the sixth (6th) exploration period defined in the Article 1st above, the contractor must complete at least the work hereafter:

•	The drilling of one (1) firm well;
•	Acquisition of 150 km2 of a 3D seismic.

To carry out this work Program under the best technical conditions, generally allowed in the international industry of hydrocarbons, the contractor will invest up to ten million five hundred and thousand US dollars ($ 10, 500,000).

•	Article 3:

Article 21 of the «ETAME MARIN n°G4-160» CEPP is supplemented and from now on read as follows:

22.3 [new]

The contractor must contribute to funds intended for the development of the local communities.

This contribution is raised to an amount of two hundred and fifty thousand US dollars (US $ 250,000) per calendar year.

The contribution to funds for the development of local communities is included into the Costs Oil’s account.

•	Article 4

All the other provisions of the «ETAME MARIN n°G4-160» CEPP not modified in accordance with the Articles of this Addendum remain unchanged and continue to produce all their effects.

•	Article 5

This Addendum to the «ETAME MARIN n°G4-160» CEPP will come into effect as from its date of signature by the Parties

Made in Libreville on,

On behalf of the Gabonese State,	On behalf of VAALCO GABON (ETAME),Inc.

The Minister of the State
Minister for Mines, Oil, Hydrocarbons, Energies,	The President,
Hydraulic Resources and the Promotion of New Energies

Julien NKOGHE BEKALE	Russell SCHEIRMAN

The Minister for Economy, Finances, Budget and privatization

Blaise LOUEMBE